UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2020

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Aerojet Rocketdyne Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 252-8100

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2020, Paul Lundstrom resigned as Chief Financial Officer and Vice President of Aerojet Rocketdyne Holdings, Inc. (the “Company”), effective August 7, 2020, to join Flex Ltd. as its Chief Financial Officer. Mr. Lundstrom’s resignation did not arise from any disagreement on any matter relating to the operations, policies or practices of the Company.

On August 5, 2020, the Company appointed Dan Boehle, the Principal Accounting Officer, Vice President and Controller of the Company, to also serve as its Chief Financial Officer effective at the same time as Mr. Lundstrom’s resignation as Chief Financial Officer and Vice President.

Mr. Boehle, 48, has served as the Company’s Principal Accounting Officer, Vice President and Controller since August, 2017. Mr. Boehle was previously employed at Northrop Grumman Corporation (“Northrop”) from 2001 until joining the Company in 2017. In recent prior positions at Northrop, Mr. Boehle served as Northrop’s Director of Aerospace Systems Sector Financial Planning, Reporting, and Analysis from 2013 until 2017, Director, Corporate Internal Audit from 2012 until 2013, and Director, Corporate Assistant Controller from 2008 until 2012. Before joining Northrop, Mr. Boehle was a senior audit manager at KPMG LLP managing financial statement audits for private and public companies. Mr. Boehle received a Master of Business Administration from UCLA Anderson School of Management, a Bachelor of Science in accounting from Loyola Marymount University and is a certified public accountant.

Mr. Boehle does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. Boehle is not a party to any transactions requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the terms of Mr. Boehle’s offer letter, attached hereto as Exhibit 10.1 (the “Offer Letter”), he will receive an annual base salary of $475,000 and will also be eligible to receive the following: (i) an annual target incentive opportunity of 75% of base salary which shall be prorated for the 2020 fiscal year; (ii) a long-term incentive target of 200% of base salary beginning with Mr. Boehle's participation in the Company’s 2021 Long-Term Incentive Plan and (iii) four (4) weeks of paid time off per annum. Additionally, Mr. Boehle will be granted time-based restricted stock units of the Company’s common stock in an amount equal to $250,000 calculated using the closing price of the Company’s common stock as reported on the New York Stock Exchange on the date of Mr. Boehle’s employment as Chief Financial Officer. These shares will vest ratably in three equal tranches on the anniversary of the grant date over three years.

The foregoing description of Mr. Boehle’s offer letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On August 7, 2020, the Company issued a press release announcing the appointment of Dan Boehle to serve as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

10.1	Offer letter between Aerojet Rocketdyne Holdings, Inc. and Dan Boehle, dated August 6, 2020.
99.1	Press Release, dated August 7, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aerojet Rocketdyne Holdings, Inc.

Date: August 7, 2020	By:	/s/ Arjun Kampani
	Name:	Arjun Kampani
	Title:	Senior Vice President, General Counsel and Secretary